UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 3, 2007

DYNTEK, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-11568	95-4228470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

19700 Fairchild Road, Suite 230, Irvine, California   92612

(Address of principal executive offices)

(949) 271-6700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Departure of Chief Financial Officer

On December 3, 2007, David W. Berry resigned from his position as Chief Financial Officer of DynTek, Inc. (the “Company”) effective as of the same day.  Mr. Berry is resigning for personal reasons and not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Berry will remain with the Company as a consultant until approximately January 25, 2007.

(c)           Appointment of Chief Financial Officer

Karen Rosenberger has been appointed the Chief Financial Officer of the Company effective as of December 3, 2007.  Ms. Rosenberger will work alongside Mr. Berry to transition into the role of Chief Financial Officer until January 25, 2008, or until such other date as the Company deems appropriate.

Ms. Rosenberger has a broad background in financial management, having more than 20 years of finance and strategic planning experience in private and publicly traded companies.  Most recently, Ms. Rosenberger served as chief executive and chief financial officer of Option One Home Medical, a privately held distributor of durable medical equipment based in Irvine.  Before Option One, she served for two years as vice president of finance for dj Orthopedics, a publicly traded manufacturer in San Diego where she oversaw financial functions and led several cross-functional teams through a business restructure.  Prior to that, Ms. Rosenberger served for three years as chief financial officer of VIA Medical, a venture backed medical device manufacturer in San Diego.  She also held various management positions at McGaw, Inc., including Director of Finance and Assistant Controller.  Ms. Rosenberger received a BS in Business Administration and an MBA from West Coast University in Los Angeles.

Ms. Rosenberger’s employment with the Company is at-will.  Her initial salary will be $180,000 per year.  She will also be entitled to receive a cash bonus of up to $60,000 for the first year of employment based upon the achievement of certain quarterly and annual performance criteria to be established by the Chief Executive Officer and the Board.  Ms. Rosenberger will also be entitled to receive options to purchase shares of the Company’s common stock pursuant to one of the Company’s stock incentive plans.

Item 7.01                Regulation FD Disclosure.

On December 7, 2007 the Company issued a press release announcing Ms. Rosenberger’s appointment as its Chief Financial Officer.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01.                                              Financial Statements and Exhibits.

(d)                                             Exhibits.

Exhibit Number	Description

99.1	Press release issued by DynTek, Inc. on December 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNTEK, INC.

Date: December 7, 2007	By:	/s/ Casper Zublin, Jr.
Casper Zublin, Jr.
Chief Executive Officer

EXHIBITS

Exhibit Number	Description

99.1	Press release issued by DynTek, Inc. on December 7, 2007.